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                      [EVEREST MANAGEMENT, LLC Letterhead]
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                                  June 26, 1998

To the Holders of Limited Partnership Interests in
REAL ESTATE ASSOCIATES LTD. V

RE:      OFFER TO PURCHASE LIMITED PARTNERSHIP INTERESTS

Dear Investor:

        We are offering you an opportunity to sell your limited partnership interests (the "Units") in Real Estate Associates Ltd. V (the "Partnership") for cash in the amount of $150 per Unit (which amount will be reduced by any cash distributions made to you by the Partnership after May 31, 1998 and any transfer fees charged by the Partnership). Our offer provides you with an opportunity to sell your Units now, without the costly commissions (typically up to 10% with a minimum of $ 150-200) usually paid by the seller in secondary market sales.

         OUR OFFER PRICE EXCEEDS BY $50 PER UNIT THE HIGHEST PRIOR OFFER TO PURCHASE YOUR UNITS OF WHICH WE ARE AWARE.

         THE PARTNERSHIP HAS MADE NO DISTRIBUTIONS FOR A NUMBER OF YEARS. We are long-term investors and can wait for the properties to be sold. Your choice is whether to stay in an investment that has not met your expectations, is MAKING NO CURRENT DISTRIBUTIONS and continue to incur tax liability, or sell your investment, receive $150 per Unit now and look for other investment opportunities: You incurred taxable income of $47 per Unit in 1997; such tax liability is likely to be the same or greater in 1998.

         You may no longer wish to continue with your investment in the Partnership for a number of other reasons, including:

     - ELIMINATION OF TROUBLESOME K-1's AND FURTHER IRS AND STATE TAX FILING REQUIREMENTS BEYOND THE 1998 TAX YEAR.

     - Liquidity now. The Partnership was formed over 16 years ago, with an original investment intent of potential capital gains on sale of the property.

     - Elimination of substantial annual fees for IRA or other pension plan investors.

     -  Elimination of significant accounting fees for the preparation of K-1's.

     - BECAUSE THERE ARE NO CURRENT DISTRIBUTIONS, IT IS PROBABLY COSTING YOU MONEY EACH YEAR TO HOLD THIS INVESTMENT.



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        We are an investment company which buys units in dozens of under-performing limited partnerships and ARE NOT AFFILIATED WITH THE PARTNERSHIP OR THE GENERAL PARTNER. We are a tax exempt investor which does not suffer from the phantom income generated by this Partnership. To date, over 20,000 limited partners nationwide in over 200 limited partnerships have chosen to sell their partnership units to us. This has made Everest a leading and reliable choice for limited partnership investors seeking a time-efficient and cost-efficient liquidity option, which generally does not otherwise exist.

        Our offer is limited to only 234 (3%) of the 7,808 outstanding Units. If we were to acquire more than this amount, the administrative costs of our offer would become burdensome.

        WE WILL ACCEPT FOR PURCHASE PROPERLY DOCUMENTED UNITS ON A "FIRST-RECEIVED, FIRST-BUY" BASIS. You will be paid promptly following confirmation by the Partnership of a valid transfer. We are seeking to acquire Units for Investment purposes only. All investors who tender their Units will receive no further distributions from the Partnership, including any distribution on any liquidation of the Partnership's assets. We suggest that you contact your tax advisor to determine your particular tax consequences from a sale and your financial advisor regarding secondary market sale opportunities. All tenders of Units will be irrevocable and may not be rescinded or withdrawn.

        AN AGREEMENT OF TRANSFER IS ENCLOSED WHICH YOU CAN USE TO ACCEPT OUR OFFER. Please execute this document and return it (together with the original Partnership certificate, if available) in the enclosed envelope. We encourage you to act immediately if you are interested in accepting our offer, since only a limited number of Units will be purchased.

               OUR OFFER WILL EXPIRE AT 5:00 PM ON JULY 31, 1998.

        Please call us at (800) 611-4613 if you have any questions.

                                       Very truly yours,


                                       EVEREST MANAGEMENT, LLC


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                              AGREEMENT of TRANSFER

                          REAL ESTATE ASSOCIATES LTD. V

         The undersigned (the "Seller") sells, and directs any custodian or trustee to sell, to Everest Management, LLC. a California limited liability company, or its nominee (the "Purchaser"), all of the Seller's interest in limited partnership units (the "Units") in Real Estate Associates Ltd. V, a California limited partnership (the "Partnership"), for $150 per Unit (which amount will be reduced by any distributions made to Seller by the Partnership after May 31, 1998, and all transfer fees charged by the Partnership).

         The Seller appoints the Purchaser (without posting of a bond) as the attorney-in-fact of the Seller with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to transfer ownership of such Units on the Partnership's books to the Purchaser, to change the address of record of such Units prior to or after completion of such transfer, to execute and deliver lost certificate indemnities and all other transfer documents, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Agreement of Transfer, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights (including voting rights) of beneficial ownership of such Units.

         The Seller represents to the Purchaser that the Seller owns such Units and has full authority to validly sell such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire, unrestricted and unencumbered title thereto.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the Seller. THIS AGREEMENT IS IRREVOCABLE AND MAY NOT BE WITHDRAWN OR RESCINDED. Payment by the Purchaser is conditioned upon confirmation of the transfer of the Units to the Purchaser by the Partnership.

         The Seller also agrees to execute and deliver any additional documents requested by the Purchaser to complete the purchase of such Units and to deliver to the Purchaser all checks or distributions from the Partnership received by the Seller after May 31, 1998, to the extent not deducted from the price paid by the Purchaser. This Agreement of Transfer shall be interpreted under and governed by the laws of the State of California.

         The Seller certifies, under penalties of perjury, that (1) the number shown below on this form as the Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.



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         The Seller also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

         Upon completion and recording of the transfer of the Units to the Purchaser, the Purchaser accepts all of the terms and conditions of the Partnership Agreement. The Seller requests that the Purchaser become a substitute limited partner of the Partnership.

Date:_____________________, 1998

________________ALL_________________     _______________________________________
[SPECIFY NUMBER OF UNITS YOU WISH TO     [Signature of Owner]
SELL, IF LESS THAN ALL]

____________________________________     _______________________________________
[Your Telephone Number]                  [Signature of Co-Owner]



____________________________________                EVEREST-MANAGEMENT, LLC
[Your Social Security or Taxpayer ID Number]   199 S. Los Robles Ave., Suite 440
                                                     Pasadena, CA 91101
                                                       (800) 611-4613
                                                     FAX (626) 585-5929
____________________________________
[Name of IRA Custodian, if applicable]

                                               Real Estate Associates Ltd.  V

                                      ACCEPTED:
                                         EVEREST MANAGEMENT, LLC
                                         By: Everest Properties II, LLC, Manager

                                           By: _________________________________
                                               Its Authorized Representative

TOY FAMILY TRUST DATED 11/30/94
DAVID AND PATRICIA TOY, TTEES
2445 FEDERAL AVE
LOS ANGELES CA 90064-2914                                        2



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                                  INSTRUCTIONS

Beneficial Owner of Record Should:

1. Sign the Agreement.

2. Indicate the Number of Units Owned, if not correctly indicated in the bottom right-hand corner.

3. Fill in Telephone Number, Social Security, or Tax ID Number.

4. Return the Agreement in the envelope provided.

If Owned Jointly:

1. Joint owner should sign, as well.

2. If Joint owner is deceased and units have not been reregistered, owner should send:

     -  A copy of the Death Certificate

If Units have been Inherited or are owned by an Estate:

     Executor should submit:

     -  A copy of the Death Certificate

     - Letter of Testamentary or Will showing your beneficial ownership or executor capacity.

If Units are held in an IRA Account:

     Beneficial Owner should sign; we will then work with the IRA Custodian to complete the transfer.

     The funds will also be forwarded directly into your IRA Account.

     Include the Name of the IRA Custodian on the Agreement of Transfer.

If Units are held in a Trust, Profit Sharing or Pension Plan:

     Please provide first, last, and other applicable pages of the Trust Agreement showing authorized signatory.

If Units are held by a Corporation:

     Corporate resolutions required showing authorized signatory.

         IF AVAILABLE SEND IN THE ORIGINAL LIMITED PARTNER CERTIFICATE.

                     SIGNATURES DO NOT NEED TO BE NOTARIZED.